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As filed with the Securities and Exchange Commission on January 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFFYMETRIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3826 (Primary Standard Industrial Classification Code Number)	77-0319159 (I.R.S. Employer Identification Number)
3380 Central Expressway Santa Clara, California 95051 (408) 731-5000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Barbara A. Caulfield, Esq.
Executive Vice President, General Counsel and Secretary
Affymetrix, Inc.
3380 Central Expressway
Santa Clara, California 95051
(408) 731-5000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

Copies to:
Alan F. Denenberg, Esq.
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

0.75% Senior Convertible Notes due 2033	$120,000,000	100%	$120,000,000	$15,204

Common Stock, par value $0.01 per share	3,869,172(1)			(2)

(1)
This number represents the number of shares of common stock initially issuable upon conversion of the 0.75% Senior Convertible Notes due 2033 registered hereby at the conversion price of $31.01 per share of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event.

(2)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2004

PRELIMINARY PROSPECTUS

$120,000,000

AFFYMETRIX, INC.

0.75% Senior Convertible Notes due 2033 and
3,869,172 Shares of Common Stock Issuable Upon Conversion of the Notes

        Affymetrix, Inc. issued the 0.75% Senior Convertible Notes due 2033 in a private placement on December 11, 2003. This prospectus will be used by selling securityholders to resell their notes and the common stock issuable upon conversion of their notes. Affymetrix, Inc. will not receive any of the proceeds from the sale of these securities.

        We will pay interest on the notes on June 15 and December 15 of each year, beginning on June 15, 2004.

        Holders may convert their notes into shares of our common stock if: (1) the sale price of our common stock reaches specified thresholds; (2) the trading price of the notes falls below a specified threshold; (3) the notes have been called for redemption; or (4) a specified corporate transaction occurs.

        The initial conversion rate is 32.2431 shares of our common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of $31.01 per share of common stock. The conversion rate will be subject to adjustment upon the occurrence of specified events.

        We may not redeem the notes before December 15, 2008. On or after that date, we may redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes to be redeemed.

        Holders may require us to repurchase all or a portion of their notes on December 15, 2008, 2013, 2018, 2023 and 2028 at 100% of the principal amount of the notes. Holders may also require us to repurchase all or a portion of their notes, subject to specified exceptions, upon the occurrence of a fundamental change specified in this prospectus at 100% of the principal amount of the notes. Upon a fundamental change, we may pay the repurchase price in cash or, in certain circumstances, we may choose to pay the repurchase price in shares of our common stock or a combination of cash and shares of our common stock.

        The notes will be unsecured and will rank equally with our other existing and future senior indebtedness. The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

        The notes and the common stock issuable upon conversion of the notes may be offered and sold from time to time under this prospectus by the holders of those securities, or by their transferees, pledgees or donees or their respective successors (collectively, the selling securityholders).

        Since their initial issuance, the notes have been eligible for trading on the PORTAL Market of the National Association of Securities Dealers, Inc. We do not intend to apply for a listing of the notes on any securities exchange or automated dealer quotation system. Our common stock is listed on The Nasdaq National Market under the symbol "AFFX." On January 28, 2004, the reported last sale price of our common stock on The Nasdaq National Market was $27.13 per share.

        Investing in the securities involves risks. See "Risk Factors" on page 6.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. Under this shelf process, selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that the selling securityholders may offer. Each time a selling securityholder sells securities, that selling securityholder is required to provide you with a prospectus and/or a prospectus supplement containing specific information about the selling securityholder and the terms of the securities being offered. A prospectus supplement may include other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement, of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the website maintained by the Securities and Exchange Commission or at the offices of the Securities and Exchange Commission as set forth under the heading "Where You Can Find More Information."

        You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

i

SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. Because the following is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus and the information incorporated herein by reference before making an investment decision. When used in this prospectus, the terms "Affymetrix," "the Company," "we," "us" and "our" refer to Affymetrix, Inc. and its consolidated subsidiaries, unless otherwise specified.

Affymetrix, Inc.

        We are engaged in the development, manufacture, sale and service of systems for genetic analysis in the life sciences and are recognized as a market leader in creating breakthrough tools that are driving the genomic revolution. Our integrated GeneChip® platform includes disposable DNA probe arrays (chips) consisting of gene sequences set out in an ordered, high density pattern, certain reagents for use with the probe arrays, a scanner and other instruments to process the probe arrays, and software to analyze and manage genomic information from the probe arrays. Related microarray technology offered by us includes instrumentation, software and licenses for fabricating, scanning and collecting and analyzing results from low density microarrays. We commenced our first commercial sale for research use in August 1994, with broader commercial sales beginning in April 1996.

        Our business strategy is to capitalize on our leadership position in the DNA probe array field by applying our GeneChip® technologies to three primary areas: gene expression monitoring, DNA analysis and clinical applications. The clinical applications for GeneChip® technologies for diagnosing and treating disease is an emerging market opportunity in health management that seeks to improve the effectiveness of health care by collecting genetic and RNA expression information on patients at various times from prognosis, through diagnosis and on to the end of patient therapy. The markets for our products include all aspects of molecular biology research in the life sciences, including basic human disease research, genetic analysis, pharmaceutical drug discovery and development, pharmacogenomics (research relating to how a person's genes affect the body's response to drug treatments), toxicogenomics (research relating to the measurement of gene expression as a predictor of toxicity) and agricultural research. We currently sell our products directly to pharmaceutical, biotechnology, agrichemical, diagnostics and consumer products companies as well as academic research centers, government research laboratories, private foundation laboratories and clinical reference laboratories in North America, Europe and Japan. We also sell our products through life science supply specialists acting as authorized distributors in Europe and the Asia Pacific region.

        We commenced our business and operations in 1991 through Affymax N.V., a company organized under the laws of the Netherlands. In March 1992, Affymetrix, Inc. was incorporated in California as a wholly-owned subsidiary of Affymax and we have continued our business and operations as Affymetrix. We completed our initial public offering in June 1996 and in September 1998 we reincorporated as a Delaware corporation. Our headquarters and principal research and development facilities are located in Santa Clara, California, and we maintain facilities in West Sacramento, California (manufacturing), Sunnyvale, California (marketing and administration), Emeryville, California (bioinformatics and software development), Bedford, Massachusetts (manufacturing and research and development), and sales offices in the United Kingdom, Singapore and Japan.

Recent Developments

        As of January 9, 2004, we completed the redemption of all of our outstanding 5% convertible subordinated notes due 2006, which we refer to as the 2006 notes. In addition, on January 20, 2004 we announced the redemption of all of our outstanding 4.75% convertible subordinated notes due 2007, which we refer to as the 2007 notes. We expect to complete the redemption of the 2007 notes by February 19, 2004.

THE OFFERING

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus entitled "Description of Notes." For purposes of the description of the notes included in this prospectus, references to "Affymetrix," "the Company," "we," "us" and "our" refer only to Affymetrix, Inc. and do not include any of its subsidiaries.

Securities offered	$120,000,000 principal amount of 0.75% Senior Convertible Notes due 2033.
Maturity	December 15, 2033, unless earlier redeemed, repurchased or converted.
Ranking
The notes will rank equally in right of payment to our existing and future senior indebtedness, junior to any secured indebtedness to the extent of the assets securing such indebtedness and senior to any subordinated indebtedness. As of December 31, 2003, we had $267.5 million of subordinated indebtedness outstanding, $120.0 million of senior indebtedness outstanding (excluding trade payables and accrued liabilities) and no secured indebtedness outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries. As of December 31, 2003, our subsidiaries had no indebtedness outstanding (excluding trade payables, accrued liabilities and intercompany liabilities). The indenture does not limit the amount of debt that we or any of our subsidiaries may incur.
Interest	0.75% per year on the principal amount, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2004.
Conversion rights
Holders may convert their notes into shares of our common stock at a conversion rate of 32.2431 shares per $1,000 principal amount of notes (or $31.01 per share of common stock), subject to adjustment, prior to the close of business on the business day prior to the maturity date under the following circumstances:
•
during any quarterly conversion period prior to December 15, 2028, if the sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of such conversion period is more than 130% of the conversion price on the first day of the conversion period;

	•	on or after December 15, 2028, at any time after the sale price of our common stock on any date is more than 130% of the then current conversion price;
•
during the five consecutive business day period following any five consecutive trading-day period in which the average of the trading prices for the notes was less than 98% of the average of the sale price of our common stock multiplied by the then applicable conversion rate;
	•	if the notes have been called for redemption; or
	•	upon the occurrence of specified corporate transactions described under "Description of Notes—Conversion Rights."
Adjustment of conversion rate	We will adjust the conversion rate of the notes if any of the following events occurs:
	•	we issue common stock as a dividend or distribution on our common stock or we effect a stock split or stock combination;
	•	we issue certain rights or warrants to all or substantially all holders of our common stock;
	•	we distribute shares of our capital stock, evidences of indebtedness or assets to all or substantially all holders of our common stock;
	•	we make distributions consisting of cash to all or substantially all holders of our common stock; or
	•	we or one of our subsidiaries makes purchases of our common stock pursuant to a tender offer or exchange offer for our common stock.
Redemption at our option
On or after December 15, 2008, we may redeem for cash all or part of the notes, upon not less than 30 nor more than 60 days notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any.
Sinking fund	None.

Repurchase of notes by us at the option of the holder
You have the right to require us to repurchase all or any portion of your notes on December 15, 2008, December 15, 2013, December 15, 2018, December 15, 2023 and December 15, 2028, each of which we refer to as a repurchase date. In each case, the repurchase price will be payable in cash and will be equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any.
Fundamental change
If we undergo a fundamental change (as described in this prospectus), except in certain circumstances, you will have the option to require us to repurchase all or any portion of your notes. The fundamental change repurchase price will be 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any. Upon a fundamental change we may pay the repurchase price in cash or, in certain circumstances, we may choose to pay the repurchase price in shares of our common stock or a combination of cash and shares of our common stock.
Use of proceeds	We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion of the notes.
Book-entry form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Trading
Since their initial issuance, the notes have been eligible for trading on the PORTAL Market of the National Association of Securities Dealers, Inc. We do not intend to apply for a listing of the notes on any securities exchange or automated dealer quotation system. Our common stock is listed on The Nasdaq National Market under the symbol "AFFX."

Further issues
We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional debt securities having the same terms as and ranking equally and ratably with the notes in all respects, as described more fully in "Description of Notes—Further issues."
Risk factors
Investment in the notes involves risk. You should carefully consider the information under "Risk Factors" and all other information included or incorporated by reference in this prospectus before investing in the notes.
Nasdaq National Market Symbol for our common stock	AFFX

RISK FACTORS

        Our business faces many risks. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition or results of operations could suffer, and the trading price of the notes or the common stock issuable upon conversion of the notes could decline. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently believe are immaterial may also impair our business operations. You should consider the following risks, as well as the other information included or incorporated by reference in this prospectus before deciding to invest in the notes or the common stock issuable upon conversion of the notes.

Risks related to our business

We have a history of operating losses and may incur future losses.

        We have experienced significant operating losses since inception. While we had net income of $14.3 million in 2003, we incurred net losses of $1.6 million in 2002 and $33.1 million in 2001. We expect to continue experiencing fluctuations in our operating results and cannot assure investors that we will be profitable in any future period.

Our quarterly results have historically fluctuated significantly and may continue to fluctuate unpredictably, which could cause our stock price to decrease.

        Our revenues and operating results may fluctuate significantly due in part to factors that are beyond our control and which we cannot predict. The timing of our customers' orders may fluctuate from quarter to quarter. However, we have historically experienced customer ordering patterns for GeneChip® instrumentation and GeneChip® arrays where the majority of the shipments occur in the last month of the quarter. These ordering patterns may limit management's ability to accurately forecast our future revenues. Because our expenses are largely fixed in the short to medium term, any material shortfall in revenues will materially reduce our profitability and may cause us to experience losses. In particular, our revenue growth and any profitability we may achieve depend on sales of our GeneChip® products. Other factors that could cause sales of these products to fluctuate include:

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  our inability to produce products in sufficient quantities and with appropriate quality;

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  the loss of or reduction in orders from key customers;

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  the frequency of experiments conducted by our customers;

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  our customers' inventory of GeneChip® products;

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  the receipt of relatively large orders with short lead times; and

  •
  our customers' expectations as to how long it takes us to fill future orders.

Some additional factors that could cause our operating results to fluctuate include:

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  weakness in the global economy and changing market conditions;

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  general economic conditions affecting our target industries;

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  changes in the attitude of the pharmaceutical industry towards the use of genetic information and genetic testing as a methodology for drug discovery and development; and

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  changes in the competitive landscape.

        Many of these factors have impacted, and may in the future impact, the demand for our products and our quarterly operating results. For example, as a result of cautious capital spending by academic and biotech customers and general economic weakness in the biotechnology sector during the first quarter of 2003, we reported that product and product related revenue as well as net income for the first quarter of 2003 would be lower than our previous financial guidance. Although we are expanding our customer base, our revenues are generated from a relatively small number of pharmaceutical and biotechnology companies, academic research centers and clinical reference laboratories. We expect that these customers will in the aggregate continue to account for a substantial portion of revenues for the foreseeable future. In the event that we continue to experience cautious capital spending by academic and biotech customers and general economic weakness in the biotechnology sector as we did in the first quarter of 2003, revenue expectations from these customer segments may continue to fluctuate.

Our business depends on research and development spending levels for pharmaceutical and biotechnology companies and academic and governmental research institutions.

        We expect that our revenues in the foreseeable future will be derived primarily from products and services provided to pharmaceutical and biotechnology companies and academic, governmental and other research institutions. Our success will depend upon their demand for and use of our products and services. Our operating results may fluctuate substantially due to reductions and delays in research and development expenditures by these customers. For example, reductions in capital expenditures by these customers may result in lower than expected instrumentation sales and similarly, reductions in operating expenditures by these customers could result in lower than expected GeneChip® array sales. These reductions and delays may result from factors that are not within our control, such as:

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  changes in economic conditions;

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  changes in government programs that provide funding to companies and research institutions;

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  changes in the regulatory environment affecting life sciences companies and life sciences research;

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  market-driven pressures on companies to consolidate and reduce costs; and

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  other factors affecting research and development spending.

We may lose customers if we are unable to manufacture our products and ensure their proper performance and quality.

        We produce our products in an innovative and complicated manufacturing process which has the potential for significant variability in manufacturing yields. We may experience difficulties in meeting customer, collaborator and internal demand, in which case we could lose customers or be required to delay new product introductions, and demand for our products could decline. Furthermore, if our products do not consistently meet our customers' performance expectations, demand for our products will decline. Because we have a relatively limited production history, we cannot be sure we fully understand all of the factors that affect our manufacturing processes or product performance. As a result, manufacturing and product quality issues may arise as we increase production rates at our manufacturing facility and launch new products. In addition, we do not maintain any backup manufacturing capabilities for the production of our GeneChip® arrays and GeneChip® instruments. Any interruption in our ability to continue operations at our existing manufacturing facilities could delay our ability to develop or sell our products, which could result in lost revenue and seriously harm our business, financial condition and results of operations.

        We rely on internal quality control procedures to verify our manufacturing process. We test only selected probe arrays from each wafer and only selected probes on such probe arrays. It is therefore possible that probe arrays that do not meet all of our performance specifications may not be identified before they are shipped. We have observed a variety of product performance issues at low frequency, including problems aligning software grids with array images, speckling on some arrays, and fluorescent haze in a variety of patterns on array images. On one occasion we discovered ambiguities in a gene database build that was used in the design of a set of our GeneChip® arrays. As a result, we redesigned these arrays and had discussions with our affected customers to address their individual needs and to offer replacement arrays to these customers. Customer concern over the accuracy of the probe sequences on our arrays affected sales of this set of arrays as well as other products. Despite our ongoing internal quality control efforts, because of the rapidly evolving nature of the public domain sequence databases, sequence errors and ambiguities may not be found prior to the commercial release of a product. The magnitude and importance of these errors depends on multiple and complex factors that we consider in determining appropriate actions to meet customer needs. Our inability to timely deliver acceptable products would likely adversely affect our relationship with customers, and could have a material adverse effect on our business, financial condition and results of operations.

We depend on a limited number of suppliers and we will be unable to manufacture our products if shipments from these suppliers are delayed or interrupted.

        We depend on our vendors to provide components for our products in required volumes, at appropriate quality and reliability levels, and in compliance with regulatory requirements. Key parts of the GeneChip® product line, such as the hybridization oven, certain reagent kits and lithographic masks as well as certain raw materials used in the synthesis of probe arrays, are currently available only from a single source or limited sources. For example, we have relied on Enzo Life Sciences, Inc. to manufacture various labeling kits recommended for the processing of samples for use with probe arrays in expression analysis applications. In connection with Enzo's lawsuit against us, effective November 12, 2003, Enzo terminated its agreement under which Affymetrix served as a non-exclusive distributor of certain reagent labeling kits supplied by Enzo. Although we intend to meet the demands of our customers' needs by selling Enzo products held in our inventory and introducing our own GeneChip brand labeling kits, our inability to do so either as a result of Enzo's legal proceedings against us or our inability to launch our own labeling kits that meet our customers' performance and quality demands, could result in lost revenue and harm our business, financial condition and results of operations.

        In addition, components for our manufacturing equipment and certain raw materials used in the synthesis of probe arrays are available from one of only a few suppliers. If supplies from these vendors were delayed or interrupted for any reason, we would not be able to get manufacturing equipment, produce probe arrays, or sell scanners or other components for our GeneChip® products in a timely fashion or in sufficient quantities or under acceptable terms.

Our success will require that we establish a strong intellectual property position and that we can defend ourselves against intellectual property claims from others.

        Maintaining a strong patent position is critical to our competitive advantage. Litigation on these matters has been prevalent in our industry and we expect that this will continue. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and the extent of future protection is highly uncertain, so there can be no assurance that the patent rights that we have or may obtain will be valuable. Others have filed, and in the future are likely to file, patent applications that are similar or identical to ours or those of our licensors. To determine the priority of inventions, we will have to participate in interference proceedings declared by the United States Patent and Trademark Office that could result in substantial costs in legal fees and could substantially affect the scope of our patent protection. We cannot assure investors that any such patent applications will not have priority over our patent applications. Also, our intellectual property may be subject to significant administrative and litigation proceedings such as opposition proceedings against our patents in Europe, Japan and other jurisdictions. In addition, we have incurred and may in future periods incur substantial costs in litigation to defend against patent suits brought by third parties and when we initiate such suits. We currently are engaged in litigation regarding our intellectual property rights with Applera Corporation, Multilyte Ltd and Enzo Life Sciences, Inc.

        In addition to patent protection, we also rely upon copyright and trade secret protection for our confidential and proprietary information. There can be no assurance, however, that such measures will provide adequate protection for our copyrights, trade secrets or other proprietary information. In addition, there can be no assurance that trade secrets and other proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose our trade secrets and other proprietary information. There can be no assurance that we can effectively protect our copyrights, trade secrets or other proprietary information. If we cannot obtain, maintain or enforce intellectual property rights, competitors can design probe array systems similar to our GeneChip® technology.

        Our success depends, in part, on us neither infringing patents or other proprietary rights of third parties nor breaching any licenses that may relate to our technologies and products. We are aware of third-party patents that may relate to our technology, including reagents used in probe array synthesis and in probe array assays, probe array scanners, synthesis techniques, polynucleotide amplification techniques, assays, and probe arrays. We routinely receive notices claiming infringement from third parties as well as invitations to take licenses under third party patents. There can be no assurance that we will not infringe on these patents or other patents or proprietary rights or that we would be able to obtain a license to such patents or proprietary rights on commercially acceptable terms, if at all.

We expect to face increasing competition.

        The market for clinical genomics products is currently limited and highly competitive, with several large companies already having significant market share. Companies such as Abbott Laboratories, Becton Dickinson, Bayer AG, Celera Diagnostics, Roche Diagnostics, Johnson & Johnson, bioMérieux and Beckman Coulter have the strategic commitment to diagnostics, the financial and other resources to invest in new technologies, substantial intellectual property portfolios, substantial experience in new product development, regulatory expertise, manufacturing capabilities and the distribution channels to deliver products to customers. Established diagnostic companies also have an installed base of instruments in several markets, including clinical and reference laboratories, which are not compatible with the GeneChip® system and could deter acceptance of our products. In addition, these companies have formed alliances with genomics companies which provide them access to genetic information that may be incorporated into their diagnostic tests.

        Future competition will likely come from existing competitors as well as other companies seeking to develop new technologies for analyzing genetic information. For example companies such as Applied Biosystems and Agilent Technologies have recently introduced new products for gene expression research and analysis. In addition, pharmaceutical and biotechnology companies have significant needs for genomic information and may choose to develop or acquire competing technologies to meet these needs. In the clinical genomics field, competition will likely come from established diagnostic companies, companies developing and marketing DNA probe tests for genetic and other diseases and other companies conducting research on new technologies to ascertain and analyze genetic information. Further, in the event that we develop new technology and products that compete with existing technology and products of well established companies, there can be no guarantee that the marketplace will readily adopt any such new technology and products that we may introduce in the future.

If we are unable to maintain our relationships with collaborative partners, we may have difficulty developing and selling our products and services.

        We believe that our success in penetrating our target markets depends in part on our ability to develop and maintain collaborative relationships with key companies as well as with key academic researchers. Currently, our significant collaborative partners include Millennium Pharmaceuticals, Inc. in the development of GeneChip® technology applications for use in drug discovery and development, and Roche Molecular Systems and bioMérieux in the development of our diagnostic chip products. Relying on these or other collaborative relationships is risky to our future success because:

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  our partners may develop technologies or components competitive with our GeneChip® products;

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  our existing collaborations may preclude us from entering into additional future arrangements;

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  our partners may not obtain regulatory approvals necessary to continue the collaborations in a timely manner;

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  some of our agreements may terminate prematurely due to disagreements between us and our partners;

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  our partners may not devote sufficient resources to the development and sale of our products;

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  our partners may be unable to provide the resources required for us to progress in the collaboration on a timely basis;

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  our collaborations may be unsuccessful; or

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  we may not be able to negotiate future collaborative arrangements on acceptable terms.

Our success depends on the continuous development of new products.

        We compete in markets that are new, intensely competitive, highly fragmented and rapidly changing, and many of our current and potential competitors have significantly greater financial, technical, marketing and other resources. In addition, many current and potential competitors have greater name recognition, more extensive customer bases and access to proprietary genetic content. The continued success of our GeneChip® products will depend on our ability to produce products with smaller feature sizes and greater information capacity at our current or lower costs. If we fail to keep pace with emerging technologies our products will become uncompetitive, our pricing and margins will decline and our business will suffer.

We are subject to risks associated with technological obsolescence.

        The RNA/DNA probe array field is undergoing rapid technological changes. New technologies, techniques or products could emerge which might allow the packaging and analysis of genomic information at a similar or higher density to our microarray technology. Other companies may begin to offer products that are directly competitive with, or are technologically superior to our products. Although we know of no such technology at the present time, there can be no guarantee that we will be able to maintain our technological advantages over emerging technologies in the future. Over time, we will need to respond to technological innovation in a rapidly changing industry.

Our current sales, marketing and technical support organization may limit our ability to sell our products.

        To assist our sales and support activities, we have entered into distribution agreements through certain distributors, principally in markets outside of North America, Europe and Japan. These and other third parties on whom we rely for sales, marketing and technical support in these geographic areas may decide to develop and sell competitive products or otherwise become our competitors, which could harm our business. Although we have invested significant resources to expand our direct sales force and our technical and support staff, including the opening of a Tokyo office in January 2003 to provide direct sales in that region, we may not be able to establish a sufficiently sized global sales, marketing or technical support organization to sell, market or support our products globally.

We are subject to risks associated with export sales and operations.

        Our plan to continue to expand our international presence entails a number of risks, including: unexpected changes in, or impositions of, legislative or regulatory requirements, including export and trade barriers and taxes; longer payment cycles and greater difficulty in accounts receivable collection; and currency exchange fluctuations. We are also subject to general geopolitical risks in connection with international operations, such as political, social and economic instability, potential hostilities and changes in diplomatic and trade relationships. We cannot assure investors that one or more of the foregoing factors will not have a material adverse effect on our business, financial condition and operating results or require us to modify our current business practices.

We may be exposed to liability due to product defects.

        The risk of product liability claims is inherent in the testing, manufacturing, marketing and sale of human diagnostic and therapeutic products. We may seek to acquire additional insurance for clinical liability risks. We may not be able to obtain such insurance or general product liability insurance on acceptable terms or in sufficient amounts. A product liability claim or recall could have a serious adverse effect on our business, financial condition and results of operations.

Concerns surrounding the use of genetic information could reduce demand for our products.

        Genetic testing has raised ethical issues regarding privacy and the appropriate uses of the resulting information. For these reasons, governmental authorities may call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to certain conditions, particularly for those that have no known cure. Similarly, such concerns may lead individuals to refuse to use genetics tests even if permissible. Any of these scenarios could reduce the potential markets for our clinical genomics products, which could have a material adverse effect on our business, financial condition and results of operations.

Healthcare reform and restrictions on reimbursements may limit our returns on diagnostic products that we may develop with our collaborators.

        We are developing diagnostic and therapeutic products with our collaborators. The ability of our collaborators to commercialize such products may depend, in part, on the extent to which reimbursement for the cost of these products will be available under U.S. and foreign regulations governing reimbursement for clinical testing services by government authorities, private health insurers and other organizations. In the U.S., third-party payor price resistance, the trend towards managed health care and legislative proposals to reform health care or reduce government insurance programs could reduce prices for health care products and services, adversely affect the profits of our customers and collaborative partners and reduce our future royalties.

We may fail to obtain regulatory approval of any diagnostic or other product which we or our collaborative partners develop.

        The United States Food and Drug Administration must approve certain in-vitro diagnostic products before they can be marketed in the U.S. Certain in-vitro diagnostic products must also be approved by the regulatory agencies of foreign governments before the product can be sold outside the U.S. Commercialization of in-vitro diagnostic products outside of the research environment that we or our collaborators may develop, may depend upon successful completion of clinical trials. Clinical development is a long, expensive and uncertain process and we do not know whether we, or any of our collaborative partners, will be permitted to undertake clinical trials of any potential in-vitro diagnostic products. It may take us or our collaborative partners many years to complete any such testing, and failure can occur at any stage of testing. Delays or rejections of potential products may be encountered based on changes in regulatory policy for product approval during the period of product development and regulatory agency review. Moreover, if and when our projects reach clinical trials, we or our collaborative partners may decide to discontinue development of any or all of these projects at any time for commercial, scientific or other reasons. Any of the foregoing matters could have a material adverse effect on our business, financial condition and results of operations.

        Even where a product is exempted from FDA clearance or approval, the FDA may impose restrictions as to the types of customers to which we or our collaborative partners can market and sell our products. Such restrictions may materially and adversely affect our business, financial condition and results of operations.

        Medical device laws and regulations are also in effect in many countries, ranging from comprehensive device approval requirements to requests for product data or certifications. The number and scope of these requirements are increasing. We may not be able to obtain regulatory approvals in such countries or may incur significant costs in obtaining or maintaining our foreign regulatory approvals. In addition, the export by us of certain of our products which have not yet been cleared for domestic commercial distribution may be subject to FDA or other export restrictions.

Because our business depends on key executives and scientists, our inability to recruit and retain these people could hinder our business expansion plans.

        We are highly dependent on our officers and our senior scientists and engineers, including scientific advisors. Our product development and marketing efforts could be delayed or curtailed if we are unable to attract or retain key talent.

        We rely on our scientific advisors and consultants to assist us in formulating our research, development and commercialization strategy. All of these individuals are engaged by other employers and have commitments to other entities that may limit their availability to us. Some of them also consult for companies that may be our competitors. A scientific advisor's other obligations may prevent him or her from assisting us in developing our technical and business strategies.

        To expand our research, product development and sales efforts we need additional people skilled in areas such as bioinformatics, organic chemistry, information services, regulatory affairs, manufacturing, sales, marketing and technical support. Competition for these people is intense. We will not be able to expand our business if we are unable to hire, train and retain a sufficient number of qualified employees. There can be no assurance that we will be successful in hiring or retaining qualified personnel, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Perlegen, with which we have customer, investment and technology relationships, is a development stage company.

        Perlegen is a development stage company and there can be no assurance that it will achieve commercial success. Although in January 2003 Perlegen completed a $30 million round of private equity financing in which we did not participate, there can be no assurance as to the availability or terms of any necessary future financing. If Perlegen were required to curtail or suspend operations or have difficulty raising any additional required financing to fund operations, negative consequences to us could occur, including (i) reduction in the underlying value of our holdings in Perlegen (we currently account for our approximate 43% ownership interest in Perlegen under the equity method with a zero cost basis in our financial statements), (ii) inability to collect accounts receivable ($2.9 million at September 30, 2003) arising under our wafer supply arrangement, and (iii) a decline in gross product margins if our commercial volumes were not sufficient enough to offset any shortfall in volume from Perlegen. For additional information concerning our relationship with Perlegen, including our ownership interest in Perlegen, our collaborative relationship with Perlegen and existing relationships between certain of our directors and officers and Perlegen, see the section of our Form 10-Q for the quarter ended September 30, 2003 entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 7 of Notes to Condensed Consolidated Financial Statements.

Our strategic equity investments may result in losses.

        We periodically make strategic equity investments in various publicly traded and non-publicly traded companies with businesses or technologies that may complement our business. The market values of these strategic equity investments may fluctuate due to market conditions and other conditions over which we have no control. Fluctuations, other than temporary fluctuations, in the market price and valuations of the securities that we hold in other companies will require us to record losses relative to our ownership interest. This could result in future charges to our earnings and as a result, it is uncertain whether or not we will realize any long term benefits associated with these strategic investments.

Future acquisitions may disrupt our business and distract our management.

        We have previously engaged in acquisitions and may do so in the future in order to exploit technology or market opportunities. If we acquire another company, we may not be able to successfully integrate the acquired business into our existing business in a timely and non-disruptive manner or at all. Furthermore, an acquisition may not produce the revenues, earnings or business synergies that we anticipate. If we fail to integrate the acquired business effectively or if key employees of that business leave, the anticipated benefits of the acquisition would be jeopardized. The time, capital management or other resources spent on an acquisition that fails to meet our expectations could cause our business and financial condition to be materially and adversely affected. In addition, acquisitions can involve non-recurring charges and amortization of significant amounts of deferred stock compensation that could adversely affect our results of operations.

Risks related to the notes and our common stock

Our debt obligations expose us to risks that could adversely affect our business, operating results and financial condition, and prevent us from fulfilling our obligations under the notes.

        We have a substantial level of debt. As of December 31, 2003, we had $267.5 million of subordinated indebtedness outstanding, $120.0 million of senior indebtedness outstanding (including the notes offered by this prospectus, but excluding trade payables and accrued liabilities) and no secured indebtedness outstanding. The level of our indebtedness, among other things, could:

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  make it difficult for us to make payments on our debt as described below;

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  make it difficult for us to obtain any necessary financing in the future for working capital, capital expenditures, debt service, acquisitions or general corporate purposes;

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  limit our flexibility in planning for or reacting to changes in our business;

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  reduce funds available for use in our operations;

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  impair our ability to incur additional debt because of financial and other restrictive covenants;

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  make us more vulnerable in the event of a downturn in our business; or

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  place us at a possible competitive disadvantage relative to less leveraged competitors and competitors that have better access to capital resources.

        If we experience a decline in revenues due to any of the factors described in this "Risk Factors" section or otherwise, we could have difficulty making required payments on our indebtedness. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our indebtedness, including the notes, we would be in default, which would permit the holders of our indebtedness to accelerate the maturity of the indebtedness and could cause defaults under any indebtedness we may incur in the future. Any default under our indebtedness could have a material adverse effect on our business, operating results and financial condition.

The notes are unsecured and rank equally with our other senior indebtedness and are structurally subordinated to all liabilities of our subsidiaries.

        The notes are unsecured and rank equally with all of our other existing and future senior indebtedness. The notes will be effectively subordinated to any secured debt we may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against assets securing such debt in order to receive payment in full before those assets may be used to pay holders of the notes. As of December 31, 2003, we had $267.5 million of subordinated indebtedness outstanding, $120.0 million of senior indebtedness outstanding (including the notes offered by this prospectus, but excluding trade payables and accrued liabilities) and no secured indebtedness outstanding. None of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to all liabilities of our subsidiaries. Our rights and the rights of our creditors, including holders of the notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of those subsidiaries' creditors. In addition, the ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. As of December 31, 2003, our subsidiaries had no indebtedness outstanding (excluding trade payables, accrued liabilities and intercompany liabilities).

The notes do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the notes.

        We are not restricted under the terms of the notes from incurring additional indebtedness, including senior indebtedness or secured debt. In addition, the limited covenants applicable to the notes do not restrict our ability to pay dividends, issue or repurchase stock or other securities or require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, the indenture does not afford protection to holders of the notes in the event of a fundamental change except to the extent described under "Description of Notes—Repurchase of the notes at the option of holders upon a fundamental change."

We may be unable to repay or repurchase the notes or our other indebtedness.

        You may require us to repurchase all or a portion of your notes on December 15, 2008, 2013, 2018, 2023 and 2028. At maturity, the entire outstanding principal amount of the notes will become due and payable. In addition, if a fundamental change, as defined under "Description of Notes—Repurchase of the notes at the option of holders upon a fundamental change," occurs, you may require us to repurchase all or a portion of your notes. We may not have sufficient funds or may be unable to arrange for additional financing to pay the repurchase price of the notes or the principal amount due at maturity. Any future borrowing arrangements or debt agreements to which we become a party may contain restrictions on or prohibitions against our repayment or repurchase of the notes. If we are prohibited from repaying or repurchasing the notes, we could try to obtain the consent of lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance the borrowings, we will be unable to repay or repurchase the notes. Any such failure would constitute an event of default under the indenture which could, in turn, constitute a default under the terms of our other indebtedness.

An active public market may not develop for the notes.

        On December 11, 2003, we issued the notes in a private placement. Since their initial issuance, the notes have been eligible for trading on the PORTAL Market of the National Association of Securities Dealers, Inc. Notes resold under this prospectus, however, will no longer trade on the PORTAL Market. We do not intend to apply for a listing of the notes on any securities exchange or automated dealer quotation system. At the time of the initial issuance of the notes, the initial purchasers advised us that they intended to make a market in the notes; however, they are not obligated to do so and may discontinue this market-making activity at any time without notice. In addition, market making activity by the initial purchasers will be subject to the limits imposed by the Securities Act of 1933, as amended (the Securities Act), and the Securities Exchange Act of 1934 (the Exchange Act). As a result, a trading market for the notes may not develop or, if one does develop, it may not be maintained. If a trading active market for the notes fails to develop or be sustained, the trading price of the notes could decline significantly. In addition, the liquidity of the trading market for the notes, if any, and the market price quoted for the notes may be adversely affected by changes in interest rates in the market for comparable securities and by changes in our financial performance or prospects, as well as by declines in the prices of securities, or the financial performance or prospects of similar companies.

The market price of our common stock has been volatile.

        The market price of our common stock is volatile. To demonstrate the volatility of our stock price, during 2003, the trading volume of our common stock on any given day ranged from 286,700 shares to 19,405,300 shares. Moreover, during that period, our common stock traded as low as $16.25 per share and as high as $29.93 per share.

        Furthermore, volatility in stock prices has often led to securities class action litigation against those companies. For example, purported securities class action lawsuits were filed against us in the United States District Court for the Northern District of California after a drop in our stock price following our April 3, 2003 announcement updating our financial guidance for the first quarter of 2003. This securities litigation against us and any future securities litigation against us could result in substantial costs and divert management's attention and resources, which could seriously harm our business, financial condition and results of operations.

The price of our common stock, and therefore the price of the notes, may fluctuate significantly, which may make it difficult for holders to resell the notes or the common stock issuable upon conversion of the notes when desired or at attractive prices.

        The market price of the notes is expected to be affected significantly by the market price of our common stock. The market price of our common stock is subject to significant fluctuations in response to the factors set forth above and other factors, many of which are beyond our control. Such fluctuations, as well as economic conditions generally, may adversely affect the market price of our common stock and the notes. In addition, stock markets in recent years have experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Because the notes are convertible into shares of our common stock, volatility of or depressed prices for our common stock could have a similar effect on the trading price of the notes. In addition, because the notes are convertible into common stock only at a conversion price in excess of the recent trading price, a decline in our common stock price may cause the value of the notes to decline. Holders who receive common stock upon conversion of the notes also will be subject to the risk of volatility and depressed prices of our common stock. Sales of substantial amounts of shares of our common stock in the public market after this offering, or the perception that those sales may occur, could cause the market price of our common stock to decline. The indenture does not restrict our ability to issue additional shares of common stock or other securities convertible into or exchangeable for our common stock. We have used and may continue to use our common stock or securities convertible into or exchangeable for our common stock to acquire technology, product rights or businesses, or for other purposes.

The conditional conversion feature of the notes could result in you receiving less than the value of the common stock into which a note is convertible.

        The notes are convertible into shares of our common stock only if specified conditions are met. If the specified conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the common stock into which the notes would otherwise be convertible.

Conversion of the notes will dilute the ownership interests of existing stockholders.

        The conversion of some or all of the notes will dilute the ownership interest of our existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

Rating agencies may provide unsolicited ratings on the notes that could reduce the market value or liquidity of the notes.

        We have not requested a rating of the notes from any rating agency and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price or liquidity of the notes and our common stock could be harmed.

Anti-takeover defenses in our governing documents and certain provisions under Delaware law could prevent an acquisition of our company or limit the price that investors might be willing to pay for our common stock.

        Our governing documents and certain provisions of the Delaware General Corporation Law that apply to us could make it difficult for another company to acquire control of our company. For example:

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  Our Certificate of Incorporation allows our board of directors to issue, at any time and without stockholder approval, preferred stock with such terms as it may determine. No shares of preferred stock are currently outstanding. However, the rights of holders of any of our preferred stock that may be issued in the future may be superior to the rights of holders of our common stock.

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  We have a rights plan, commonly known as a "poison pill," which would make it difficult for someone to acquire our company without the approval of our board of directors.

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  Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in any business combination with a person owning 15% or more of its voting stock, or who is affiliated with the corporation and owned 15% or more of its voting stock at any time within three years prior to the proposed business combination, for a period of three years from the date the person became a 15% owner, unless specified conditions are met.

        All or any one of these factors could limit the price that certain investors would be willing to pay for shares of our common stock and could delay, prevent or allow our board of directors to resist an acquisition of our company, even if the proposed transaction was favored by a majority of our independent stockholders.

FORWARD-LOOKING STATEMENTS

        All statements in this prospectus and in the documents incorporated by reference herein that are not historical are "forward-looking statements" within the meaning of Section 21E of the Exchange Act, including, without limitation, statements regarding our "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause our actual results to differ materially from those described in the forward-looking statements. We caution investors that there can be no assurance that our actual results or business conditions will not differ materially from that projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the risk factors discussed in this prospectus and in the documents incorporated by reference herein. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not intend to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances upon which any such statements are based.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for each of our five most recent fiscal years and our pro forma ratio of earnings to fixed charges for the year ended December 31, 2003. The pro forma ratio of earnings to fixed charges reflects the redemption of our 2006 and 2007 notes as of January 1, 2003 and the issuance of the notes, which are being registered pursuant to this prospectus, as of January 1, 2003.

	Pro Forma Year ended December 31,	Year ended December 31,
	2003	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	14.1	1.87	0.95	—	—	—

        The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of net rental expense deemed representative of interest. The deficiency of earnings available to cover fixed charges was $32.8 million for the year ended December 31, 2001, $53.4 million for the year ended December 31, 2000 and $25.5 million for the year ended December 31, 1999. The pro forma ratio of earnings to fixed charges is computed by dividing pro forma fixed charges into pro forma earnings before income taxes plus pro forma fixed charges. Actual earnings have been adjusted to reflect interest payments as if the notes being registered pursuant to this prospectus were issued on January 1, 2003 and the related amortization expense of issuance costs from that date. Interest payments on our 2006 and 2007 notes, along with the related amortization expense of issuance costs on these notes have been added back to earnings for 2003 as if these notes were retired on January 1, 2003. Pro forma fixed charges consist of pro forma interest expense on the notes registered pursuant to this prospectus only and that portion of net rental expense deemed representative of interest.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the notes or the common stock issuable upon conversion of the notes. All proceeds will be for the account of the selling securityholders, as described below. See "Selling Securityholders" and "Plan of Distribution."

DESCRIPTION OF NOTES

        We issued the notes under an indenture dated as of December 15, 2003, which we refer to as the indenture, between us and The Bank of New York, as trustee, which we refer to as the trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

        This description of notes is intended to be a useful overview of the material provisions of the notes and the indenture. Since this description is only a summary, you should refer to the indenture for a complete description of our obligations and your rights. The indenture has been filed as an exhibit to the registration statement, of which this prospectus is a part.

        For purposes of this description, references to "Affymetrix," "the Company," "we," "us" and "our" refer only to Affymetrix, Inc. and not to any of its subsidiaries.

General

        The notes:

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  are our general unsecured, senior obligations;

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  are initially limited to an aggregate principal amount of $120,000,000;

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  mature on December 15, 2033, unless earlier converted, repurchased or redeemed;

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  will accrue interest at a rate of 0.75% per year payable in cash on each June 15 and December 15, beginning on June 15, 2004, to record holders at the close of business on the preceding June 1 and December 1, respectively, except as set forth under "—Interest";

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  will accrue liquidated damages if we fail to comply with certain obligations as set forth under "—Registration rights";

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  will be issued in denominations of $1,000 and integral multiples of $1,000;

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  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see "—Form, denomination and registration—Global notes, book-entry form");

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  rank equally in right of payment to any of our existing or future unsecured senior indebtedness, including trade payables;

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  are redeemable by us for cash, at our option, in whole or in part beginning on December 15, 2008 (see "—Optional redemption"); and

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  are subject to repurchase by us at the option of the holders on December 15, 2008, December 15, 2013, December 15, 2018, December 15, 2023 and December 15, 2028 or upon a fundamental change (as defined below).

        Subject to fulfillment of certain conditions described below, the notes may be converted into shares of our common stock at an initial conversion rate of 32.2431 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $31.01 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

        The registered holder of a note will be treated as the owner of it for all purposes, including, without limitation for purposes of determining to whom we will send any notice required to be sent to holders of the notes pursuant to the indenture.

        The indenture does not limit the amount or kind of debt that may be incurred by us or any of our subsidiaries.

        Other than restrictions described under "—Repurchase of the notes at the option of holders upon a fundamental change" and "—Consolidation, merger and sale of assets" below, the indenture does not contain any covenants or other provisions which may afford holders of the notes protection in the event of a highly leveraged transaction involving us. We may not reissue a note that has matured or been converted, repurchased by us at the option of a holder, redeemed or otherwise canceled.

Payments on the notes; paying agent and registrar

        We will pay principal, interest and liquidated damages, if any, on the notes at the office or agency designated by us in the Borough of Manhattan, The City of New York. We have initially designated The Bank of New York as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

        We will pay principal, interest and liquidated damages, if any, on notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

Interest

        The notes will accrue interest at a rate of 0.75% per year from the date of issuance. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2004, to record holders at the close of business on the preceding June 1 and December 1, respectively, except:

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  interest payable upon redemption will be paid to the person to whom principal is payable, unless the redemption date is an interest payment date, in which case interest shall be paid to the record holder on the relevant record date; and

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  as set forth in the next sentence.

        If you convert your notes into common stock during the period after any record date but prior to the next interest payment date:

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  we will not be required to pay interest on the interest payment date if the notes have been called for redemption on a redemption date that occurs during this period, but accrued and unpaid interest on such notes will be paid on the redemption date; or

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  we will not be required to pay interest on the interest payment date if the notes are to be repurchased on a repurchase date that occurs during this period, but accrued and unpaid interest on such notes will be paid on the repurchase date; or

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  if otherwise, any note called for redemption that is submitted for conversion during this period must also be accompanied by an amount equal to the interest due on the interest payment date on the converted principal amount, unless at the time of the conversion there is a default in the payment of interest on the notes. See "Conversion rights."

        Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not be required to make any payment on the notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

Transfer and exchange

        You may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to exchange or register the transfer of

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  any note or portion selected for redemption;

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  any note or portion thereof surrendered for conversion; or

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  any note or portion thereof surrendered for repurchase but not withdrawn in connection with a repurchase date.

Ranking

        The notes will be our general unsecured obligations and will rank senior in right of payment to all existing and future debt that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the notes only after all secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the notes. The trustee's claims for these payments will generally be senior to those of holders of notes in respect of all funds collected or held by the trustee.

        As of December 31, 2003, we had $267.5 million of subordinated indebtedness outstanding, $120.0 million of senior indebtedness outstanding (including the notes offered by this prospectus, but excluding trade payables and accrued liabilities) and no secured indebtedness outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries. As of December 31, 2003, our subsidiaries had no indebtedness outstanding (excluding trade payables, accrued liabilities and intercompany liabilities). In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

Optional redemption

        No sinking fund is provided for the notes. Prior to December 15, 2008, the notes will not be redeemable. Beginning December 15, 2008, we may redeem at any time for cash all or part of the notes, upon not less than 30 nor more than 60 days notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, for a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest and liquidated damages, if any, to but excluding the redemption date.

        If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate.

        If the trustee selects a portion of your note for redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

        In the event of any redemption in part, we will not be required to:

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  issue, register the transfer of or exchange any note during a period of 15 days before the redemption date; or

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  register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Conversion rights

  General

        Subject to satisfaction of the conditions described under the headings "—Conversion upon satisfaction of condition regarding sale price of our common stock," "—Conversion upon satisfaction of condition regarding trading price of notes," "—Conversion upon redemption," "—Conversion upon specified corporate transactions" and "—Conversion rate adjustments," holders may convert each of their notes into shares of our common stock at an initial conversion rate of 32.2431 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $31.01 per share of common stock) prior to the close of business on December 14, 2033. The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

        Unless you convert your notes on an interest payment date, you will not receive any cash payment representing accrued and unpaid interest or liquidated damages, if any, upon conversion of a note. Instead, upon conversion, we will deliver to you a fixed number of shares of our common stock and a cash payment to account for any fractional shares. Any cash payment for fractional shares will be based on the closing sale price of our common stock on the trading day immediately prior to the conversion date. Delivery of shares of common stock upon conversion of the notes will be deemed to satisfy our obligation to pay the principal amount of the notes and accrued and unpaid interest and liquidated damages, if any. Accrued and unpaid interest and liquidated damages, if any, will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for accrued and unpaid interest and liquidated damages, if any. The trustee will initially act as the conversion agent.

        If any notes not called for redemption are converted after a record date for any interest payment date and prior to the next interest payment date, the notes must be accompanied by an amount equal to the interest payable on the next interest payment date on the converted principal amount, unless at the time of conversion there is a default in the payment of interest on the notes.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon conversion, unless the tax is due because the holder requests the shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        If a holder wishes to exercise its conversion right, the holder must deliver a conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax, if required. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

        If a holder has already delivered a repurchase notice as described under either "—Repurchase of the notes at the option of the holder" or "—Repurchase of the notes by us at the option of holders upon a fundamental change" with respect to a note, however, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the indenture.

        Holders may surrender their notes for conversion, in whole or in part, into shares of our common stock prior to maturity, redemption or repurchase under the following circumstances:

  Conversion upon satisfaction of condition regarding sale price of our common stock

        You may surrender any of your notes for conversion into shares of our common stock during any conversion period prior to December 15, 2028, if the sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the first day of such conversion period, is more than 130% of the applicable conversion price of the notes on the first day of such conversion period.

        You may also surrender any of your notes for conversion into shares of our common stock at any time after the sale price of our common stock is more than 130% of the applicable conversion price on any date on or after December 15, 2028 through the business day immediately prior to the maturity of the notes.

        A "conversion period" will be the period from and including the eleventh trading day in any of our fiscal quarters (beginning with the quarter ending March 31, 2004) up to but not including the eleventh trading day of the following fiscal quarter.

        The "sale price" of our common stock on any date means the closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System, or the principal U.S. securities exchange on which our common stock is then listed, or if our common stock is not quoted on the National Association of Securities Dealers Automated Quotation System and is not listed on a U.S. national or regional exchange, as reported on the principal other market on which our common stock is then traded. In the absence of such quotations, our board of directors will make a good faith determination of the sale price.

        The conversion agent, which initially will be the trustee, will, on our behalf, determine daily if the notes are convertible as a result of the sale price of our common stock and notify us and the trustee.

  Conversion upon satisfaction of condition regarding trading price of notes

        You may surrender any of your notes for conversion into shares of our common stock during the five consecutive business day period following any five consecutive trading-day period in which the average of the trading prices for the notes was less than 98% of the average sale price of our common stock during such five trading-day period multiplied by the applicable conversion rate (the "trading price condition"); provided, however, that if, on the date of any conversion pursuant to the trading price condition that is on or after December 15, 2028, the sale price of our common stock on the trading day before the conversion date is greater than 100% of the conversion price, then holders surrendering notes for conversion will receive, in lieu of shares of our common stock based on the then applicable conversion rate, shares of common stock with a value equal to the principal amount of the notes being converted (a "principal value conversion"). Shares of our common stock delivered upon a principal value conversion will be valued at the greater of the applicable conversion price on the eighth day prior to the conversion date and the sale price on the conversion date. We will deliver shares of our common stock upon a principal value conversion no later than the third business day following the determination of the sale price.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the trustee for $2,000,000 principal amount of the notes at approximately 3:30 p.m. New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include one or more of the initial purchasers, provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid will be used. If the trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will be deemed to be less than 98% of the applicable conversion rate of the notes multiplied by the sale price of our common stock on such determination date.

        The trustee will determine the trading price of the notes upon our request. We will have no obligation to make that request unless a holder of notes provides us with reasonable evidence that the trading price of the notes may be less than 98% of the average sale price of our common stock multiplied by the applicable conversion rate for the applicable period. If a holder provides such evidence, we will instruct the trustee to determine the trading price of the notes for the applicable period.

  Conversion upon redemption

        You may surrender for conversion any of your notes called by us for redemption at any time prior to the close of business one business day prior to the redemption date. If you have already submitted a note for repurchase on a repurchase date, you may not surrender that note for conversion until you have withdrawn your repurchase election in accordance with the indenture.

  Conversion upon specified corporate transactions

        If we elect to:

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  distribute to all or substantially all holders of our common stock certain rights entitling them to purchase shares of our common stock at less than the sale price of a share of our common stock on the trading day preceding the declaration date for such distribution; or

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  distribute to all or substantially all holders of our common stock any assets, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 5% of the sale price of our common stock on the trading day preceding the declaration date for such distribution;

we must notify the holders of the notes at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer. No adjustment to the ability of a holder to convert will be made if the holder would otherwise participate in the distribution without conversion.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of our common stock would be converted into cash, securities or other property, you may surrender your notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction. At the effective time of the transaction, the right to convert a note that is not converted into common stock prior to the effective time of the transaction will be changed into a right to convert it into the kind and amount of cash, securities or other property that the holder would have received if the holder had converted its notes immediately prior to the transaction. If we engage in any transaction described in the preceding sentence, the conversion price will not be adjusted. If the transaction also constitutes a fundamental change, as defined below, you can require us to repurchase all or a portion of your notes as described below under "—Repurchase of the notes at the option of holders upon a fundamental change."

Conversion rate adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate in any of the transactions described below.

        (1)   If we issue shares of our common stock as a dividend or distribution on our common stock, or if we effect a stock split or stock combination, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	OS' OS0

where,

CR0	=	the conversion rate in effect immediately prior to such event
CR'	=	the conversion rate in effect immediately after such event
OS0	=	the number of shares of our common stock outstanding immediately prior to such event
OS'	=	the number of shares of our common stock outstanding immediately after such event

        (2)   If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase shares of our common stock, or securities convertible into shares of our common stock, at a price per share or a conversion price per share less than the sale price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR' = CR0 ×	OS0 + X OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to such event
CR'	=	the conversion rate in effect immediately after such event
OS0	=	the number of shares of our common stock outstanding immediately prior to such event
X	=	the total number of shares of our common stock issuable pursuant to such rights
Y	=
the number of shares of our common stock equal to the aggregate price payable to exercise such rights divided by the average sale price of our common stock for the ten days prior to the business day immediately preceding the record date for the issuance of such rights

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

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  dividends, distributions and rights or warrants referred to in clause (1) or (2) above; and

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  dividends or distributions in cash referred to in clause (4) below;

then the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - FMV

where,

CR0	=	the conversion rate in effect immediately prior to such distribution
CR'	=	the conversion rate in effect immediately after such distribution
SP0	=	the average sale price per share of our common stock for the ten days prior to the business day immediately preceding the record date for such distribution
FMV	=
the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

        (4)   If we make cash distributions to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	SP0 SP0 - C

where,

CR0	=	the conversion rate in effect immediately prior to the record date for such distribution
CR'	=	the conversion rate in effect immediately after the record date for such distribution
SP0	=	the average sale price of our common stock for the ten days prior to the business day immediately preceding the record date of such distribution
C	=	the amount in cash per share we distribute to holders of our common stock

        (5)   If we or any of our subsidiaries purchase shares of our common stock pursuant to a tender offer, the conversion rate will be increased based on the following formula:

CR' = CR0 ×	AC + (SP' × OS') OS0 × SP'

where,

CR0	=	the conversion rate in effect on the date such tender offer expires
CR'	=	the conversion rate in effect on the day next succeeding the date such tender offer expires
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid for shares purchased in such tender offer
OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender offer expires
OS'	=	the number of shares of our common stock outstanding immediately after the date such tender offer expires
SP'	=	the average sale price of our common stock for the ten days commencing on the trading day next succeeding the date such tender offer expires

        If however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        If the rights provided for in our rights agreement dated as of October 15, 1998, as amended on February 7, 2000, have separated from our common stock in accordance with the provisions of the rights agreement, so that the holders of the notes would not be entitled to receive any rights in respect of the common stock issuable upon conversion of the notes, the conversion rate will be adjusted as provided in clause (3) above (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights agreement to provide that upon conversion of the notes the holders will receive, in addition to the common stock issuable upon such conversion, the rights that would have attached to such shares of common stock if the rights had not become separated from the common stock under our rights agreement. See "Description of capital stock—Stockholder rights plan." To the extent that we adopt any future rights plan, upon conversion of the notes into our common stock you will receive, in addition to the common stock, the rights under the future rights plan whether or not the rights have separated from the common stock at the time of conversion and no adjustment to the conversion rate shall be made in accordance with clause (3) above.

        Except as stated herein, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or the right to purchase our common stock or such convertible or exchangeable securities.

        In the event of:

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  any reclassification of our common stock, or

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  a consolidation, merger or combination involving us, or

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  a sale or conveyance to another person of our property and assets as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of notes will generally be entitled thereafter to convert their notes into the same type of consideration received by common stock holders immediately prior to one of these types of events.

        We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We are required to give at least 15 days prior notice of any increase in the conversion rate. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase common stock in connection with a dividend or distribution of stock (or rights to acquire stock) or similar event.

        Holders of the notes may, in some circumstances, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. See "Certain United States federal income tax considerations—Consequences to U.S. Holders—Constructive dividends."

        We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate. Except as described above in this section, we will not adjust the conversion rate.

        Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Repurchase of notes by us at the option of the holder

        Holders have the right to require us to repurchase the notes for cash on December 15, 2008, December 15, 2013, December 15, 2018, December 15, 2023 and December 15, 2028, each of which we refer to as a repurchase date. We will be required to repurchase any outstanding notes for which a holder delivers a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 30 business days prior to the relevant repurchase date until the close of business on the business day prior to the repurchase date. If the repurchase notice is given and withdrawn during such period, we will not be obligated to repurchase the related notes. Our repurchase obligation will be subject to additional conditions as described in the indenture. Also, our ability to satisfy our repurchase obligations may be affected by the factors described in "Risk factors" under the caption "We may be unable to repay or repurchase the notes or our other indebtedness."

        The repurchase price will be paid in cash and will equal 100% of the percentage of the principal amount on the repurchase date, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the repurchase date. If the applicable repurchase date is an interest payment date, we will pay interest on the interest payment date to the record holder on the relevant record date. Otherwise, we will pay interest to the same holder that receives the principal payment on the applicable repurchase date.

        On or before the 30th business day prior to each repurchase date, we will provide to the trustee, the paying agent and to all holders of the notes at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things, the procedures that holders must follow to require us to repurchase their notes. Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        A notice electing to require us to repurchase your notes must state:

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  if certificated notes have been issued, the certificate numbers of the notes, or if not certificated, your notice must comply with appropriate DTC procedures;

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  the portion of the principal amount of notes to be repurchased, in integral multiples of $1,000; and

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  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        You may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the repurchase date. The notice of withdrawal must state:

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  the principal amount of the withdrawn notes;

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  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

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  the principal amount, if any, which remains subject to the repurchase notice.

        You must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. You will receive payment promptly following the later of the repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the repurchase price of the notes on the business day following the repurchase date, then:

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  the notes will cease to be outstanding and liquidated damages, if any, will cease to accrue (regardless of whether book-entry transfer of the notes is made or the note is delivered to the paying agent); and

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  all other rights of the holder will terminate (other than the right to receive the repurchase price upon delivery or transfer of the notes).

        Our ability to repurchase notes may be limited by the terms of our then existing borrowing or financial agreements.

        No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default, other than an event of default that is cured by the payment of the repurchase price of the notes.

Repurchase of the notes at the option of holders upon a fundamental change

        If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to repurchase all or any portion of your notes that is equal to $1,000 or an integral multiple of $1,000 on a repurchase date that is no earlier than 25 days and no later than 35 days after the date of our notice of the fundamental change.

        The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to but excluding the fundamental change repurchase date. If the repurchase date is an interest payment date, we will pay interest on the interest payment date to the record holder on the relevant record date. Otherwise, we will pay accrued and unpaid interest to the same holder that receives the principal amount to be repurchased.

        A "fundamental change" will be deemed to have occurred upon a change of control event or a termination of trading (as defined below).

        A "change of control event" is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, sale of all or substantially all of our consolidated assets or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock or American Depositary Shares that:

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  is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

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  is approved, or immediately after the transaction or event will be approved, for quotation on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices.

        A "termination of trading" will be deemed to have occurred if our common stock or other common stock into which the notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

        However, notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes if the sale price per share of our common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the fundamental change or the public announcement of the fundamental change equals or exceeds 105% of the conversion price of the notes in effect on each of those five trading days.

        On or before the 15th day after we know or reasonably should know a fundamental change has occurred, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

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  the fundamental change repurchase date; and

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  the procedures that holders must follow to require us to repurchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through such other public medium as we may use at that time.

        If you elect to exercise your right to cause us to repurchase all or any portion of your notes, you must deliver to us or our designated agent, on or before the business day preceding the fundamental change repurchase date, subject to extension to comply with applicable law, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

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  if certificated, the certificate numbers of your notes to be delivered for repurchase, or if not certificated, your notice must comply with appropriate DTC procedures;

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  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

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  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to us or our agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

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  the principal amount of the withdrawn notes;

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  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

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  the principal amount, if any, which remains subject to the repurchase notice.

        If a fundamental change results from a change of control event, as described below, instead of paying the repurchase price in cash we may elect to pay all or a portion of the repurchase price in shares of our common stock, or, in the case of a merger in which we are not the surviving corporation, common stock or American Depositary Shares of the surviving corporation or its direct or indirect parent corporation or a combination of the applicable securities and cash, at our option. The number of shares of the applicable common stock or securities a holder will receive will equal the relevant amount of the repurchase price divided by 97% of the average sale prices of the applicable common stock or securities for the five trading days immediately preceding the second business day immediately preceding the fundamental change repurchase date. However, we may not pay any portion of the repurchase price in the applicable common stock or securities or a combination of the applicable common stock or securities and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

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  registration of the shares of the applicable common stock or securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

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  qualification of the shares of the applicable common stock or securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

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  listing of the applicable common stock or securities on a U.S. national securities exchange or quotation thereof on an inter-dealer quotation system of any registered U.S. national securities association.

        If the paying agent holds money and/or applicable stock sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:

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  the notes will cease to be outstanding and liquidated damages, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

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  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid liquidated damages, if any, upon delivery or transfer of the notes).

        We will comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act in the event of a fundamental change.

        The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified events and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        No notes may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price of the notes.

        The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale or lease of substantially all of our properties and assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our properties and assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price in cash. See "Risk factors" under the caption "We may be unable to repay or repurchase the notes or our other indebtedness." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

        The indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person other than us is a person either (a) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or (b) organized under the laws of a jurisdiction outside the United States and has common stock traded on a national securities exchange in the United States and a worldwide total market capitalization of its equity securities before giving effect to the consolidation or merger of at least U.S. $2 billion, and in either case such entity other than us expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Affymetrix under the indenture.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to repurchase the notes of such holder as described above.

Events of default

        Each of the following is an event of default:

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  default in the payment of interest or liquidated damages, if any, on any note when due and payable and the default continues for a period of 30 days;

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  default in the payment of principal of any note when due and payable at its maturity, upon redemption, upon repurchase (including upon a fundamental change) or otherwise;

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  failure by us to comply with any of our other agreements contained in the notes or indenture for 60 days after written notice of such non-compliance has been received from the trustee or the holders of at least 25% in principal amount of the notes then outstanding;

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  default for 10 days in the performance of our conversion obligation upon exercise of a holder's conversion rights;

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  default by us or our subsidiaries in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced any, debt for money borrowed in excess of $10.0 million in the aggregate of ours and such subsidiaries (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to us or to such material subsidiaries), whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable prior to its stated maturity, and such acceleration shall not have been rescinded or annulled within 30 days after written notice has been received by us or such subsidiary from the trustee or by the trustee, us and such subsidiary by the holders of at least 25% in principal amount of the notes then outstanding;

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  our failure to give you notice of your right to require us to repurchase your notes upon a fundamental change; or

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  certain events involving our bankruptcy, insolvency, or reorganization (the "bankruptcy provisions").

        If an event of default occurs and is continuing, the trustee by notice to us may, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee may request, and the trustee upon such request shall, declare 100% of the principal of and accrued and unpaid interest and liquidated damages, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest and liquidated damages, if any, will be due and payable immediately. Notwithstanding the previous sentence, in the case of an event of default arising under the bankruptcy provisions, all outstanding notes will become due and payable without further action or notice. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, interest or liquidated damages)

and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest and liquidated damages on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or liquidated damages, if any, when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  •
  such holder has previously given the trustee notice that an event of default is continuing;

  •
  holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  •
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 60 days after it occurs. Except in the case of a default in the payment of principal of or interest or liquidated damages, if any, on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee an annual certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and amendment

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding

(including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  •
  reduce the rate of or extend the stated time for payment of interest on any note;

  •
  reduce the principal amount of or change the maturity of the principal of any note;

  •
  make any change that impairs or adversely affects the conversion rights of any note;

  •
  reduce the redemption price, the repurchase price or fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  •
  modify the provisions with respect to the repurchase right of holders upon a fundamental change in a manner adverse to holders;

  •
  make any principal or interest on the note payable in money other than that stated in the note or other than in accordance with the provisions of the indenture;

  •
  impair the right of any holder to receive payment of principal of or interest or liquidated damages, if any, on such holder's notes on or after the due dates therefor or impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  •
  reduce the quorum or voting requirements under the indenture;

  •
  change the ranking of the notes in a manner adverse to the holders of the notes;

  •
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

  •
  reduce the percentage of notes required for consent to any modification of the indenture.

        We and the trustee may modify or amend the indenture and the notes without the consent of any holder in order to, among other things:

  •
  provide for our successor pursuant to a consolidation, merger or sale of assets;

  •
  add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us by the indenture;

  •
  provide for a successor trustee with respect to the notes;

  •
  cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision;

  •
  add any additional events of default with respect to the notes;

  •
  secure the notes;

  •
  increase the conversion rate, provided that the increase is in accordance with the terms of the indenture or will not adversely affect the interests of the holders of the notes;

  •
  supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the discharge of the notes, provided that such change or modification does not adversely affect the interests of the holders of the notes;

  •
  make any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the registration rights agreement, provided that such change or modification does not adversely affect the interests of the holders of the notes; or

  •
  add or modify any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary and desirable and which will not adversely affect the interests of the holders of notes.

Further issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional debt securities having the same terms as and ranking equally and ratably with the notes in all respects, so that such additional debt securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, the notes.

Form, denomination and registration

        The notes will be issued:

  •
  in fully registered form; and

  •
  in denominations of $1,000 principal amount and integral multiples of $1,000.

Global notes, book-entry form

        Except as provided below, notes will be evidenced by one or more global notes.

        We will deposit the global note or notes with DTC and register the notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, a note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Holders may hold their interests in a note directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the note to such persons may be limited.

        Holders who are not participants may beneficially own interests in a note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants").

        So long as Cede & Co., as the nominee of DTC, is the registered owner of a note, Cede & Co. for all purposes will be considered the sole holder of such note. Except as provided below, owners of beneficial interests in a note will:

  •
  not be entitled to have certificates registered in their names;

  •
  not receive physical delivery of certificates in definitive registered form; and

  •
  not be considered holders of the note.

        We will pay liquidated damages, if any, and the redemption or repurchase price of a note to Cede & Co., as the registered owner of the note, by wire transfer of immediately available funds on the dates such payments are due. Neither we, the trustee nor any paying agent will be responsible or liable:

  •
  for the records relating to, or payments made on account of, beneficial ownership interests in a note; or

  •
  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts on a payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

        If you elect to exercise your right to cause us to repurchase all or any portion of your notes, you must deliver to us or our designated agent, on or before the business day preceding the fundamental change repurchase date, subject to extension to comply with applicable law, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase, or if not certificated, your notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

        Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the note are credited, and only in respect of the principal amount of the notes represented by the note as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for notes.

Trustee

        The Bank of New York is the initial trustee, security registrar, paying agent and conversion agent.

Governing law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Registration rights

        The registration statement, of which this prospectus is a part, was filed pursuant to the terms of a registration rights agreement that we entered into with the initial purchasers in connection with the initial issuance of the notes.

        Pursuant to the registration rights agreement, we agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes that we will, at our cost:

  •
  no later than the 90th day after the original date of issuance of the notes, file a shelf registration statement on such form as we deem appropriate covering resales of the notes and the common stock issuable upon the conversion thereof pursuant to Rule 415 under the Securities Act;

  •
  use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the original date of issuance of the notes; and

  •
  subject to our right to suspend use of the shelf registration statement as described below, use our reasonable best efforts to keep the shelf registration statement effective until the earliest of such time as all of the notes and the common stock issuable on the conversion thereof (i) cease to be outstanding, (ii) have been sold or otherwise transferred pursuant to an effective registration statement, (iii) have been sold pursuant to Rule 144 under circumstances in which any legend borne by the notes or common stock relating to restrictions on the transferability thereof is removed or (iv) are eligible to be sold pursuant to Rule 144(k) or any successor provision.

        We are permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods (not to exceed 45 consecutive days at any time, 45 days in any three month period or 120 days in the aggregate in any 12 month period) in specified circumstances, including circumstances relating to pending corporate developments. However, if our suspension relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the foregoing suspension period from 45 days to 75 days. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.

        The following requirements and restrictions will generally apply to a holder selling the securities pursuant to the shelf registration statement:

  •
  the holder will be required to be named as a selling securityholder in the related prospectus;

  •
  the holder will be required to deliver a prospectus to purchasers;

  •
  the holder will be subject to the civil liability provisions under the Securities Act in connection with any sales; and

  •
  the holder will be bound by the provisions of the registration rights agreement applicable to the holder (including indemnification obligations).

        We have agreed to pay predetermined amounts, or "liquidated damages," to holders of the notes if the shelf registration statement is not timely filed or made effective as described above or if the registration statement or prospectus is unavailable for periods in excess of those permitted above (each such event, a "registration default"); provided that we will not be required to pay liquidated damages for any period that the registration statement or prospectus is unavailable as a result of our being required to file any post-effective amendment thereto in order to name any holder of notes or common stock issuable upon conversion of the notes as a selling stockholder.

        Liquidated damages will be paid semiannually in arrears, with the first semiannual payment due on the first June 15 or December 15 to occur after the date on which such liquidated damages begin to accrue, and will accrue at a rate that is equal to:

  •
  0.25 percent of the outstanding principal amount for the period up to and including the 90th day during which such registration default has occurred and is continuing; and

  •
  0.50 percent of the outstanding principal amount for the period including and subsequent to the 91st day during which such registration default has occurred and is continuing;

        in each case based upon the number of days that such registration default is continuing.

        Liquidated damages will accrue from and including the date on which the registration default occurs but excluding the date on which all registration defaults have been cured. We will have no other liability for monetary damages with respect to our registration obligations, except that if we breach, fail to comply with or violate some provisions of the registration rights agreement, the holders of the notes may be entitled to equitable relief, including injunction and specific performance.

        We will pay all expenses associated with the shelf registration statement, provide to each registered holder copies of the related prospectus, notify each registered holder when the shelf registration statement has become effective and take other actions as are required to permit, subject to the foregoing, unrestricted resales of the notes and the shares of common stock issued upon conversion of the notes.

        The summary herein of provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. The registration rights agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

        The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our certificate of incorporation and bylaws, copies of which are filed with the Securities and Exchange Commission.

Common stock

        As of December 31, 2003, there were 59,473,933 shares of common stock outstanding.

        Voting.    The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our common stock are not authorized by our certificate of incorporation to cumulate votes for the election of directors. Directors are elected by a majority of the votes entitled to vote and present in person or represented by proxy at the meeting.

        Dividends.    Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. See "Dividend Policy."

        Liquidation, Dissolution and Winding-up.    In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

        Preemptive Rights, Conversion and Redemption.    The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Undesignated preferred stock

        Our board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Affymetrix without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our certificate of incorporation designates 1,634,522 shares of preferred stock as Series AA preferred stock.

Series AA preferred stock

        As of December 31, 2003, there were no shares of Series AA preferred stock outstanding.

        Voting.    The holders of our Series AA preferred stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock and shall be entitled to vote together with the holders of common stock. The holders of our Series AA preferred stock are entitled to one vote for each share of common stock into which such Series AA preferred stock is convertible.

        Dividends.    Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our Series A preferred stock are entitled to receive cash dividends prior and in preference to any declaration or payment of any dividend on our common stock, at the rate per share of $1.99 payable per annum, in two equal installments on June 30 and December 31 of each year. Such dividends are cumulative. In addition, holders of our Series AA preferred stock are entitled to receive an amount equal to any dividend paid on our common stock. Such dividends are not cumulative.

        Liquidation, Dissolution and Winding-up.    In the event of our liquidation, dissolution or winding-up, the holders of our Series AA preferred stock are entitled to receive, prior and in preference to any distribution of any of our assets to holders of our common stock, an amount per share equal to the sum of (i) $30.59 for each outstanding share of Series AA Preferred Stock, (ii) accrued and unpaid dividends and (iii) a per share amount equal to the difference obtained by subtracting (A) the product of 10% of the annual per share dividend multiplied by a fraction, the numerator of which is the number of days elapsed since the date upon which the first share of Series AA preferred stock was first issued and the denominator of which is 365 from (B) the annual per share dividend (the "Liquidation Preference").

        Conversion.    Each share of Series AA preferred stock is convertible, at the option of the holder, into common stock. In addition, the holders of a majority of our Series AA preferred stock may consent to the conversion of all Series AA preferred stock. In either such case, the initial conversion price is $39.77 per share, subject to adjustment.

        Redemption.    We may redeem the Series A preferred stock at any time for cash in an amount equal to the Liquidation Preference set forth above. On or after March 9, 2005, a majority of holders of our Series AA preferred stock may request that we redeem their shares for cash in an amount equal to $30.59 per share plus accrued and unpaid dividends.

        Preemptive Rights.    The Series AA preferred stock has no preemptive rights or other subscription rights.

Stockholder rights plan

        We have a stockholder rights plan to protect our stockholders in the event of a proposed or actual acquisition of 15% or more of the outstanding shares of our common stock. Each share of our common stock carries a right to purchase one one-thousandth (1/1000) of a share of our Series B Junior Participating Preferred Stock, par value $0.01 per share, at a price of $1,250 per one one-thousandth of a share, subject to adjustment. The rights are subject to redemption at the option of the board of directors at a price of $0.01 per right until the occurrence of certain events. The rights expire on February 7, 2010.

Anti-takeover effects of Delaware law

        We are subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

  •
  the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock.

        The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Advance notice of proposals and nominations

        Our bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors.

Limits on written consents

        Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meting and may not be effected by any consent in writing by such stockholders.

Limits on special meetings

        Our bylaws provide that special meetings of stockholders may be called at the request of the board of directors, the chairman of the board of directors or our president.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Nasdaq listing

        Our common stock is listed on Nasdaq under the symbol "AFFX."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following are the material United States federal income tax consequences of ownership and disposition of the notes and, with respect to Non-United States Holders (as defined below), of common stock. This discussion only applies to notes that meet all of the following conditions:

  •
  they are purchased by those initial holders who purchase notes at the "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money; and

  •
  they are held as capital assets.

        This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers in securities or foreign currencies;

  •
  persons holding notes as part of a hedge;

  •
  United States Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  persons subject to the alternative minimum tax; and

  •
  persons that own, or are deemed to own, more than 5% of the common stock of the Company or holders that, on the date of acquisition of the notes, own notes with a fair market value of more than 5% of the fair market value of the common stock of the Company.

        This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax consequences to United States Holders

        As used herein, the term "United States Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

        The term "United States Holder" also includes certain former citizens and residents of the United States.

  Payments of interest

        It is expected that the notes will be issued without original issue discount for federal income tax purposes. Accordingly, interest paid on a note will be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes. If, however, the notes' "stated redemption price at maturity" (generally, the sum of all payments required under the note other than payments of stated interest) exceeds the issue price by more than a de minimis amount, a United States Holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

  Sale, exchange or redemption of the notes

        Upon the sale, exchange or redemption of a note (other than a conversion into common stock), a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the Holder's adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of interest" above.

        Gain or loss realized on the sale, exchange or redemption of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption the note has been held for more than one year.

  Conversion into common stock

        A United States Holder's conversion of a note into common stock (or the exercise of its right to require the company to repurchase the notes upon a fundamental change if the company elects to pay in stock) will not be a taxable event, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the United States Holder's tax basis in the fractional share) and except that the fair market value of common stock received with respect to accrued interest may be taxed as a payment of interest (as described above).

        A United States Holder's tax basis in common stock received upon a conversion of a note will be the same as the United States Holder's basis in the note at the time of conversion, reduced by any basis allocated to a fractional share and increased by the amount of income recognized with respect to accrued interest. The United States Holder's holding period for the common stock received will include the Holder's holding period for the note converted, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of conversion.

  Constructive dividends

        If the company were to make a distribution of property to stockholders (for example, distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for the company's common stock) and the conversion rate of the notes were increased pursuant to the anti-dilution provisions of the indenture, such increase would be deemed to be a distribution to the United States Holders. In addition, any other increase in the conversion rate of the notes may, depending on the circumstances, be deemed to be a distribution to the United States Holders. Any deemed distribution will be taxed in the same manner as an actual distribution. In certain circumstances, the failure to make an adjustment of the conversion rate under the indenture may result in a taxable distribution to holders of the company's common stock.

  Backup withholding and information reporting

        Information returns will be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States Holder will be subject to United States backup withholding tax on these payments if the United States Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the United States Holder's United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Tax consequences to Non-United States Holders

        As used herein, the term "Non-United States Holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  an individual who is classified as a nonresident alien for U.S. federal income tax purposes;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        "Non-United States Holder" does not include a Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of the notes or common stock and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a Holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes or common stock.

  Payments on the notes

        Subject to the discussion below concerning backup withholding, payments of principal and interest, including original issue discount, if any, on the notes by the company or any paying agent to any Non-United States Holder will not be subject to United States federal withholding tax, provided that, in the case of interest:

  •
  the Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the company entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to the company through stock ownership; and

  •
  the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

  Certification requirement

        Interest on a note will not be exempt from withholding tax unless the beneficial owner of the note certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a United States person.

        If a Non-United States Holder of a note is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be taxed in the same manner as a United States Holder (see "Tax consequences to United States Holders" above), except that the Non-United States Holder will be required to provide to the company a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. These holders are urged to consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

  Sale, exchange or other disposition of notes or shares of common stock

        Subject to the discussion below concerning backup withholding, a Non-United States Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of notes or common stock, unless:

  •
  the gain is effectively connected with a trade or business of the Non-United States Holder in the United States, or

  •
  the company is or has been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-United States Holder's holding period, whichever period is shorter, and the common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        The company believes that it is not, and does not anticipate becoming, a U.S. real property holding corporation.

  Conversion into common stock

        A Non-United States Holder's conversion of a note into common stock (or the exercise of its right to require the company to repurchase the notes upon a fundamental change if the company elects to pay in stock) will not be a taxable event. However, to the extent that a Non-United States Holder receives cash in lieu of a fractional share upon conversion, any gain upon the receipt of cash would be subject to the rules described above regarding the sale or exchange of common stock and any stock received with respect to accrued interest may be subject to the rules for payments of interest described above under "Payments on the notes."

  Dividends

        As discussed under "Dividend policy" above, the Company does not currently expect to pay dividends. In the event that the Company does pay dividends, dividends (including deemed dividends on the notes described above under "Tax consequences to United States Holders—Constructive dividends") paid to a Non-United States Holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-United States Holder will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty.

        The withholding tax does not apply to dividends paid to a Non-United States Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-United States Holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-United States Holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

  Backup withholding and information reporting

        Information returns will be filed with the United States Internal Revenue Service in connection with payments on the notes and on the common stock. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the United States Internal Revenue Service in connection with the proceeds from a sale or other disposition of the notes or common stock and the Non-United States Holder may be subject to United States backup withholding tax on payments on the notes and on the common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder's United States federal income tax liability and may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

SELLING SECURITYHOLDERS

        We originally issued the notes on December 11, 2003 to the initial purchasers, J.P. Morgan Securities Inc. and UBS Securities LLC, in a transaction exempt from the registration requirements of the Securities Act. The notes were immediately resold by the initial purchasers to persons they reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) in transactions exempt from registration under the Securities Act. We used the net proceeds from the issuance of the notes to the initial purchasers to fund a portion of the cost of the redemption of our 2007 notes.

        Selling securityholders, including their transferees, pledgees or donees or their respective successors, may from time to time offer and sell under this prospectus any or all of the notes and common stock issuable upon the conversion of the notes. When we refer to the "selling securityholders" in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their respective successors.

        The selling securityholders listed in the table below may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented. Information about the selling securityholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, as required by law. In addition, the conversion rate, and therefore the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment in certain circumstances. Accordingly, the aggregate principal amount of notes and the number of shares of common stock issuable upon conversion of the notes may increase or decrease.

        None of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

        The following table contains information furnished to us by the selling securityholders as of January 28, 2004, with respect to the selling securityholders and the principal amount of notes and shares of common stock issuable upon conversion of the notes beneficially owned by each selling securityholder that may be offered under this prospectus. We prepared this table based on information supplied to us by the selling securityholders named in the table and have not sought to verify such information.

Name	Principal amount of notes beneficially owned that may be sold hereby	Percentage of notes outstanding	Number of shares of common stock that may be sold hereby(1)	Percentage of common stock outstanding(2)	Number of shares of common stock beneficially owned after the offering(2)	Natural person or persons with voting or investment control
AM Master Fund I LP	$3,420,000	2.85%	110,271	*	0	Adam Stern
CALAMOS Market Neutral Fund	$2,700,000	2.25%	87,056	*	0	Nick Calamos
Consulting Group Capital Markets Funds	$900,000	*	29,018		0	Nick Calamos
Fore Convertible Master Fund, Ltd	$1,071,000	*	34,532	*	0	David Egglishaw
FrontPoint Convertible Arbitrage Fund, L.P.	$1,375,000	1.15%	44,334	*	0	Arthur Lev Julio Garcia

Guggenheim Portfolio Company VIII (Cayman) Ltd.	$204,000	*	6,577	*	0	Laren Katzovitz Kevin Felix Patrick Hughes
KBC Financial Products USA Inc.	$3,350,000	2.79%	108,014	*	0	Luke Edwards
Luxor/AM Investment Fund LTD	$630,000	*	20,313	*	0	Adam Stern
Man Mac 1 Limited	$311,000	*	10,027	*	0	Michael Collins
Piper Jaffray & Co.	$2,500,000	2.08%	806,077	*	0
R2 Investments, LDC	$450,000	*	14,509	*	0	Geoffrey Raynor
Radcliffe SPC, Ltd.	$6,000,000	5.0%	193,458	*	0	Steve Katznelson Gerald Stahlecker
TD Securities (USA) Inc.	$1,414,000	1.18%	45,591	*	0	Nancy Haraf
Any other holder of notes or future transferee, pledgee, donee or successor of any holder(3)	**	**	**	**	**

*
Less than one percent.

**
To be filed by amendment.

(1)
Assumes conversion of all of a holder's notes at a conversion rate of 32.2431 shares per $1,000 principal amount of notes and cash payments in lieu of any fractional interest. This conversion rate, however, is subject to adjustment as described under "Description of Notes—Conversion rate adjustments." As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)
Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 59,473,933 shares of common stock outstanding as of December 31, 2003. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of a particular holder's notes. We did not, however, assume the conversion of any other holder's notes.

(3)
Information about other selling securityholders will be set forth in an amendment to the registration statement, of which this prospectus is a part, or a supplement to this prospectus, as required by law. Assumes that any other holders of notes, or their future transferees, pledgees or donees or their respective successors, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

PLAN OF DISTRIBUTION

        The selling securityholders and their successors, including their transferees, pledgees or donees or their respective successors, may sell the notes and the common stock issuable upon the conversion of the notes directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. We will not receive any of the proceeds from the sale of these securities. If the notes or shares of common stock issuable upon the conversion of the notes are to be sold by transferees, pledgees or donees or their respective successors, then we must amend the list of selling securityholders to include the transferee, pledgee or donee or their respective successors as selling securityholders by amending the registration statement, of which this prospectus is a part, or supplementing this prospectus, as required by law.

        The notes and the common stock issuable upon the conversion of the notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  •
  on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the notes or the common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether the options are listed on an options exchange or otherwise; or

  •
  through the settlement of short sales.

        In connection with the sale of the notes and the common stock issuable upon conversion of the notes, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the notes or the common stock issuable upon conversion of the notes in the course of hedging the positions they assume. The selling securityholders may also sell short the notes or the common stock issuable upon conversion of the notes and deliver these securities to close out their short positions, or loan or pledge the notes or the common stock issuable upon conversion of the notes to broker-dealers that in turn may sell these securities.

        The selling securityholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the notes or shares of common stock and, if the selling securityholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell from time to time under this prospectus the notes or shares of common stock issuable upon conversion of the notes. If the notes or shares of common stock issuable upon conversion of the notes are to be sold by pledgees or secured parties, we must amend the list of selling securityholders to include the pledgee or secured party as a selling securityholder by amending the registration statement, of which this prospectus is a part, or supplementing this prospectus, as required by law.

        The aggregate proceeds to the selling securityholders from the sale of the notes or the common stock issuable upon conversion of the notes offered by them will be the purchase price of the notes or common stock less discounts, concessions or commissions, if any. Each selling securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents.

        Our outstanding common stock is listed for trading on The Nasdaq National Market under the symbol "AFFX." We do not intend to apply for a listing of the notes on any securities exchange or automated dealer quotation system and can give no assurance about the development of any trading market for the notes. See "Risk Factors—We cannot assure you that a trading market will develop for the notes."

        In order to comply with the securities laws of some states, if applicable, the notes and common stock issuable upon conversion of the notes may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and common stock issuable upon conversion of the notes may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        Selling securityholders that are also registered broker-dealers who act in connection with the sale of notes or shares of common stock hereunder are "underwriters" within the meaning of the Securities Act and any commissions they receive and proceeds of any sale of notes or shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling securityholder can presently estimate the amount of such compensation. KBC Financial Products USA Inc., Piper Jaffray & Co. and TD Securities (USA) Inc. have informed us that they are registered broker-dealers, and as a result, they are underwriters in connection with the sale of the notes or the common stock. Selling securityholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        Several of the selling securityholders are affiliates of broker-dealers. Each of these selling securityholders has informed us that: (1) such selling securityholder purchased its notes in the ordinary course of business and (2) at the time that the notes were purchased, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the notes.

        The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        To the extent required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, concessions or commissions with respect to a particular offer will be set forth in an amendment to the registration statement, of which this prospectus is a part, or in a supplement to this prospectus, as required by law.

        We will use our reasonable best efforts to keep the registration statement, of which this prospectus is a part, effective for the period set forth above under "Description of Notes—Registration rights." No sales may be made pursuant to this prospectus after such period unless we amend the registration statement, of which this prospectus is a part, or supplement this prospectus, as required by law, to indicate that we have agreed to extend such period of effectiveness.

        We have agreed, among other things, to bear all fees and expenses, other than selling expenses, discounts, concessions and commissions and expenses of counsel to the selling securityholders, in connection with the registration and sale of the notes and the shares of common stock under this prospectus.

LEGAL MATTERS

        The validity of the notes and common stock issuable upon conversion of the notes has been passed upon for us by Davis Polk & Wardwell, Menlo Park, California.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the Securities and Exchange Commission.

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy any reports, statements or other information on file at the Securities and Exchange Commission public reference room located at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. You can also inspect copies of our public filings at the offices of The Nasdaq National Market located at 1735 K Street N.W., Washington, D.C. 20006.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling securityholders have sold all the notes or underlying common stock; provided, however, that we are not incorporating any information furnished under either Item 9 or Item 12 of any current report on Form 8-K. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or

(2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

Affymetrix SEC Filings (File No. 0-28218)	Period
Annual Report on Form 10-K	Year ended December 31, 2002

The sections entitled "Election of Directors," "Executive Compensation," "Compensation Committee Report," "Certain Transactions," "Compensation of Directors" and "Stock Ownership of Principal Shareholders and Management" contained in our Proxy Statement on Schedule 14A for our 2003 Annual Meeting of Shareholders
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Quarterly Report on Form 10-Q	Quarter ended June 30, 2003
Quarterly Report on Form 10-Q	Quarter ended September 30, 2003
Current Reports on Form 8-K	Dated January 30, 2003 (2 reports), December 10, 2003 and January 28, 2004
The description of Affymetrix's Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on April 16, 1996
The description of Affymetrix's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed with the SEC on October 16, 1998, as amended on March 29, 2000

        Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Affymetrix, Inc.
3380 Central Expressway
Santa Clara, California 95051
(408) 731-5000

        The information contained on our website does not constitute a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the offering of the securities registered hereby. All of the amounts shown are estimates except for the SEC registration fee.

Amount To Be Paid
SEC registration fee	$15,204
Trustee's fees	25,000
Printing expenses	90,000
Legal fees and expenses	450,000
Accounting fees and expenses	100,000
Miscellaneous	5,000

Total	$685,204

Item 15. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant's bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

        The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description
2.1(1	)*	Agreement and Plan of Merger dated as of September 10, 1999 among Affymetrix, Inc., GMS Acquisition, Inc. and certain shareholders
2.2(2	)*	Agreement and Plan of Merger dated as of September 29, 2000 among Affymetrix, Inc., Nautilus Acquisitions Corp. and Neomorphic, Inc.
4.1(3	)*	Rights Agreement dated October 15, 1998 between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
4.2(4	)*	Amendment No. 1 to Rights Agreement dated as of February 7, 2000 between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
4.3(5	)*	Indenture dated as of February 14, 2000 between Affymetrix, Inc. and The Bank of New York related to the Company's 4.75% Convertible Subordinated Notes due 2007
4.4(6	)*
Registration Rights Agreement dated as of February 14, 2000, between Affymetrix, Inc. and certain purchasers listed on the signature page thereto related to the Company's 4.75% Convertible Subordinated Notes due 2006
4.6		Indenture dated as of December 15, 2003 between Affymetrix, Inc. and The Bank of New York related to the Company's 0.75% Senior Convertible Notes due 2033
4.7
Registration Rights Agreement dated as of December 15, 2003 between the Company and certain purchasers listed on the signature pages thereto related to the Company's 0.75% Senior Convertible Notes due 2033
4.8		Form of Note for the Company's 0.75% Senior Convertible Notes due 2033 (included in Exhibit 4.6)
5.1		Opinion of Davis Polk & Wardwell
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of Ernst & Young LLP, independent auditors
23.2		Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1		Powers of Attorney (included on signature page)
25.1		Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

  *
  Previously filed.

  (1)
  Incorporated by reference to the Registrant's Registration Statement on Form S-4 as filed on October 14, 1999.

  (2)
  Incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K as filed on November 13, 2000.

  (3)
  Incorporated by reference to Exhibit 1 of the Registrant's Form 8-A as filed on October 16, 1998.

  (4)
  Incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A/A as filed on March 29, 2000.

  (5)
  Incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 as filed on May 11, 2000.

  (6)
  Incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-3 as filed on May 11, 2000.

        Item 17. Undertakings

          (a)   The undersigned Registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)    include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 29th day of January, 2004.

AFFYMETRIX, INC.
By:	/s/ GREGORY T. SCHIFFMAN
	Name:	Gregory T. Schiffman
	Title:	Senior Vice President and Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory T. Schiffman and Barbara A. Caulfield, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STEPHEN P.A. FODOR, PH. D. Stephen P.A. Fodor, Ph.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 29, 2004
/s/ GREGORY T. SCHIFFMAN Gregory T. Schiffman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 29, 2004
/s/ SUSAN E. SIEGEL Susan E. Siegel	President and Director	January 29, 2004
/s/ PAUL BERG, PH.D. Paul Berg, Ph.D.	Director	January 29, 2004
/s/ JOHN D. DIEKMAN, PH.D. John D. Diekman, Ph.D.	Director	January 29, 2004
/s/ VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr.	Director	January 29, 2004
/s/ DAVID B. SINGER David B. Singer	Director	January 29, 2004
/s/ JOHN A. YOUNG John A. Young	Director	January 29, 2004

EXHIBIT INDEX

Exhibit Number		Description
2.1(1	)*	Agreement and Plan of Merger dated as of September 10, 1999 among Affymetrix, Inc., GMS Acquisition, Inc. and certain shareholders
2.2(2	)*	Agreement and Plan of Merger dated as of September 29, 2000 among Affymetrix, Inc., Nautilus Acquisitions Corp. and Neomorphic, Inc.
4.1(3	)*	Rights Agreement dated October 15, 1998 between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
4.2(4	)*	Amendment No. 1 to Rights Agreement dated as of February 7, 2000 between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
4.3(5	)*	Indenture dated as of February 14, 2000 between Affymetrix, Inc. and The Bank of New York related to the Company's 4.75% Convertible Subordinated Notes due 2007
4.4(6	)*
Registration Rights Agreement dated as of February 14, 2000, between Affymetrix, Inc. and certain purchasers listed on the signature page thereto related to the Company's 4.75% Convertible Subordinated Notes due 2006
4.6		Indenture dated as of December 15, 2003 between Affymetrix, Inc. and The Bank of New York related to the Company's 0.75% Senior Convertible Notes due 2033
4.7
Registration Rights Agreement dated as of December 15, 2003 between the Company and certain purchasers listed on the signature pages thereto related to the Company's 0.75% Senior Convertible Notes due 2033
4.8		Form of Note for the Company's 0.75% Senior Convertible Notes due 2033 (included in Exhibit 4.6)
5.1		Opinion of Davis Polk & Wardwell
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of Ernst & Young LLP, independent auditors
23.2		Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1		Powers of Attorney (included on signature page)
25.1		Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

  *
  Previously filed.

  (1)
  Incorporated by reference to the Registrant's Registration Statement on Form S-4 as filed on October 14, 1999.

  (2)
  Incorporated by reference to Exhibit 2.1 of the Registrant's Form 8-K as filed on November 13, 2000.

  (3)
  Incorporated by reference to Exhibit 1 of the Registrant's Form 8-A as filed on October 16, 1998.

  (4)
  Incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A/A as filed on March 29, 2000.

  (5)
  Incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-3 as filed on May 11, 2000.

  (6)
  Incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-3 as filed on May 11, 2000.

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TABLE OF CONTENTS
SUMMARY
Affymetrix, Inc.
Recent Developments
THE OFFERING
RISK FACTORS
FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF NOTES
DESCRIPTION OF CAPITAL STOCK
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution .
  Item 15. Indemnification of Directors and Officers .
  Item 16. Exhibits and Financial Statement Schedules .
SIGNATURES
EXHIBIT INDEX